   As filed with the Securities and Exchange Commission on September 20, 2001
                                                           Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 _______________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 _______________

                                 SEQUENOM, INC.
             (Exact Name Of Registrant As Specified In Its Charter)

                                 _______________

              Delaware                                   77-0365889
  (State or Other Jurisdiction of           (I.R.S. Employer Identification No.)
   Incorporation or Organization)

                                 _______________

                             3595 John Hopkins Court
                           San Diego, California 92121
                                 (858) 202-9000
                    (Address Of Principal Executive Offices)

                                 _______________

                                Gemini Genomics,
                            Company Share Option Plan
                    International Executive Share Option Plan
                          Individual Share Option Plans
                            (Full Title Of The Plan)

                              Antonius Schuh, Ph.D.
                      President and Chief Executive Officer
                                 Sequenom, Inc.
                             3595 John Hopkins Court
                           San Diego, California 92121
                                 (858) 202-9000
 (Name, Address, Including Zip Code, And Telephone Number, Including Area Code,
                             Of Agent For Service)

                                 _______________

                                   Copies to:
                              D. Bradley Peck, Esq.
                               COOLEY GODWARD LLP
                               4401 Eastgate Mall
                           San Diego, California 92121
                                 (858) 550-6000

                                 _______________

                         CALCULATION OF REGISTRATION FEE

======================================================================================================================
  ==================================================================================================================
                                                    Proposed Maximum      Proposed Maximum
    Title of Securities to        Amount to be      Offering Price Per    Aggregate Offering      Amount of
         be Registered           Registered (1)         Share (2)              Price (2)       Registration Fee
  ------------------------------------------------------------------------------------------------------------------
    Stock Options and Common
    Stock, par value $.001       1,379,414 shares           $ 16.95        $ 23,381,067.30        $ 5,845.27
  ==================================================================================================================

======================================================================================================================

(1) On September 20, 2001, the Registrant completed the acquisition of Gemini Genomics ("Gemini"), and the Registrant assumed the obligations under the Gemini Genomics Company Share Option Plan, International Executive Share Option Plan and Individual Share Option Plans (collectively, the "Plans").

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) of the Securities Act of 1933, as amended (the "Securities Act"). The price per share and aggregate offering price are calculated on the basis of the weighted average exercise price of $ 16.95 for 1,379,414 shares subject to outstanding stock options under the Plans as of September 19, 2001.



================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

      The following documents which have been filed by the Registrant with the SEC are hereby incorporated herein by reference:

      (a) the Registrant's Annual Report on Form 10-K405 for its fiscal year ended December 31, 2000, filed with the SEC on April 2, 2001, including the information incorporated by reference in the Form 10-K from the Registrant's definitive proxy statement for its 2001 annual meeting of stockholders, filed on April 25, 2001;

      (b) the Registrant's Quarterly Report on Form 10-Q for its fiscal quarter ended March 31, 2001 filed with the SEC on May 15, 2001;

      (c) the Registrant's Quarterly Report on Form 10-Q for its fiscal quarter ended June 30, 2001 filed with the SEC on August 14, 2001; and

      (d) the description of the Registrant's common stock contained in its registration statement on Form 8-A which was filed on January 25, 2000.

      All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of the filing of such documents.

      In addition, any statement contained in a document incorporated or deemed to be incorporated by reference into this registration statement will be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement or any other subsequently filed document which also is or is deemed to be incorporated into this registration statement modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

      Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

      Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      The Registrant's certificate provides that, except to the extent prohibited by Delaware law, its directors shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of their fiduciary duty as directors. Under Delaware law, the directors have a fiduciary duty to the Registrant which is not eliminated by this provision of the Registrant's certificate and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available. In addition, each director will continue to be subject to liability under Delaware law for breach of his or her duty of loyalty to the Registrant or its stockholders; for acts or omissions which are found by a court of competent jurisdiction to be not in good faith or which involve intentional misconduct or knowing violations of law; for actions leading to improper personal benefit to the director; and for payment of dividends or approval of stock repurchases or redemptions that are prohibited by Delaware law.

                                       1.

      This provision also does not affect the directors' responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

      Section 145 of the Delaware General Corporation Law allows a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers, provided that the indemnification does not eliminate or limit the liability of a director for the following:

          . any breach of the director's duty of loyalty to the Registrant or its stockholders;

          . acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

          . unlawful payments of dividends or unlawful stock purchases or redemptions; and

          . any transaction from which the director derived an improper personal benefit.

      Delaware law further provides that the permitted indemnification shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the Registrant's bylaws, any agreement, a vote of stockholders or otherwise. The Registrant's certificate eliminates the personal liability of directors to the fullest extent permitted by Delaware law. In addition, the Registrant's certificate provides that it may fully indemnify any person through bylaw provisions, agreements with such person, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the Delaware General Corporation Law, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to actions for breach of duty to the Registrant, its stockholders or others.

      The Registrant has also entered into agreements to indemnify its directors and executive officers, in addition to the indemnification provided for in its bylaws. The Registrant believes that these provisions and agreements are necessary to attract and retain qualified directors and executive officers. The Registrant's bylaws also permit it to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions, regardless of whether Delaware law would permit indemnification.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

      Not applicable.



ITEM 8.  EXHIBITS

Exhibit
Number   Description of Exhibit
------   ----------------------------------------------------------------
5.1      Opinion of Cooley Godward LLP

23.1     Consent of Ernst & Young LLP, Independent Auditors

23.2 Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement

24.1 Power of Attorney is contained on the signature pages of this Registration Statement

99.1     Gemini Genomics, Company Share Option Plan

99.2     Gemini Genomics, International Executive Share Option Plan

99.3     Gemini Genomics, Form of Individual Share Option Plans

                                       2.

ITEM 9.  UNDERTAKINGS

         (a)   The undersigned Registrant hereby undertakes:

                (i) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (1) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                    (2) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                    (3) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

PROVIDED, HOWEVER, that paragraphs (a)(i)(1) and (a)(i)(2) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

               (ii) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (iii) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than for the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                       3.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on September 20, 2001.

                                       SEQUENOM, INC.

                                       By: /s/ Antonius Schuh
                                          -------------------
                                          Antonius Schuh, Ph.D.
                                          President and Chief Executive Officer



                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints STEPHEN L. ZANIBONI and ANTONIUS SCHUH, PH.D. and each or either one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                          Title                                       Date

 /s/ Antonius Schuh                President, Chief Executive Officer and      September 20, 2001
---------------------------
Antonius Schuh, Ph.D.              Director (Principal Executive Officer)


 /s/ Stephen Zaniboni              Chief Financial Officer (Principal          September 20, 2001
---------------------------
Stephen L. Zaniboni                Financial and Accounting Officer)


 /s/ Charles Cantor                Chief Scientific Officer and Director       September 20, 2001
---------------------------
Charles Cantor, Ph.D.

                                       4.

   /s/ Helmut Schuhsler                                 Chairman of the Board of Directors          September 20, 2001
----------------------------------------
Helmut Schuhsler, Ph.D.


   /s/ Ernst-Gunter Afting                              Director                                    September 20, 2001
----------------------------------------
Ernst-Gunter Afting, Ph.D., M.D.


   /s/ John E. Lucas                                    Director                                    September 20, 2001
----------------------------------------
John E. Lucas


   /s/ Kris Venkat                                      Director                                    September 20, 2001
----------------------------------------
Kris Venkat, Ph.D.


   /s/ Michael Fitzgerald                               Director                                    September 20, 2001
----------------------------------------
Michael Fitzgerald

                                       5.

                                  EXHIBIT INDEX

Exhibit
Number

5.1               Opinion of Cooley Godward LLP

23.1              Consent of Ernst & Young LLP, Independent Auditors

23.2 Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement

24.1 Power of Attorney is contained on the signature pages of this Registration Statement

99.1              Gemini Genomics, Company Share Option Plan

99.2              Gemini Genomics, International Executive Share Option Plan

99.3              Gemini Genomics, Form of Individual Share Option Plans